Exhibit 99.1

FOX CORPORATION COMPLETES ACQUISITION OF ROKU

FOX Is Now One of the Leading Streaming Businesses in the U.S., Inclusive of Roku, Tubi and FOX One

Roku’s Open Distribution Platform to Continue Serving More Than 100 Million Households Worldwide, with Access to Thousands of Apps and Channels Across the Streaming TV Ecosystem

New York, NY – November 6, 2026 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today announced the successful completion of its acquisition of Roku, Inc. (Nasdaq: ROKU) (“Roku”).

With this acquisition FOX has entered a new transformational era — creating an innovative scaled media and technology company with superior reach, engagement and monetization capabilities. The combination of FOX’s premium live sports, news and local programming with Roku’s open connected TV platform reaching across more than 100 million households creates new opportunities for the Company to serve its viewers, advertisers and partners.

This transaction accelerates FOX’s digital strategy and expands FOX’s business mix towards high-growth streaming and connected TV verticals, strengthening our long-term growth profile. The Company expects to achieve approximately $400 million of run-rate cost synergies within two years following the transaction close, with additional potential revenue upside, and anticipates that the transaction will be accretive to free cash flow per share by the second full year after closing.

Importantly, from an operating standpoint, Roku will continue to play its role as a leading open ecosystem for the broader streaming industry. A key element of Roku’s ubiquity is the choice it offers viewers and the value it provides to content partners. Together, FOX and Roku will preserve and build on these strengths.

Lachlan K. Murdoch, Executive Chair and Chief Executive Officer of Fox Corporation, said:

“The closing of this acquisition advances the long-term strategy of FOX. Beginning today, our top priority for the combined company is to continue to relentlessly serve audiences and partners, while reinforcing the openness and choice that is the essence of the Roku platform. Our shared entrepreneurial passion and clear conviction toward building the future together with our new Roku colleagues gives us great confidence in the opportunities ahead of us.”

Roku founder Anthony Wood will join the FOX board of directors. He will also serve as Co-Chair FOX Digital Platforms, the newly formed division that includes Roku, Tubi, FOX One, Red Seat Ventures, and other digital products and services across the Company, alongside Paul Cheesbrough, who assumes the role of Co-Chair and CEO FOX Digital Platforms.

Anthony Wood added:

“We started Roku more than two decades ago to give people a better way to watch TV, and that mission doesn’t change today. What does change is our reach and resources: FOX has a deep respect for Roku’s culture and wholly shares our commitment to staying open to every content partner. Our teams will keep building and innovating as they always have, now with the support and capabilities of FOX behind us. I’m proud of what Roku’s employees have built, and I’m excited about what comes next.”

Transaction Details

Under the terms of the merger agreement, Roku stockholders are entitled to receive $95.30 in cash and 0.9799 shares of FOX Class A common stock for each share of Roku Class A and Roku Class B common stock they owned immediately prior to closing. As a result of the transaction, FOX stockholders own approximately 74% of the outstanding shares of FOX common stock and former Roku stockholders own approximately 26%.

With the acquisition complete, Roku shares will cease trading on the Nasdaq as of today.

About Fox Corporation

Fox Corporation is a media and technology company that produces and distributes news, sports and entertainment content across broadcast, streaming and digital platforms. Its portfolio includes FOX News Media, FOX Sports, FOX Entertainment, FOX Television Stations and FOX Digital Platforms, which includes Roku, Tubi, FOX One, Red Seat Ventures and other digital businesses. FOX’s portfolio brings together iconic brands, compelling content and platforms that reach audiences and create new opportunities for viewers, partners and advertisers. For more information, please visit www.foxcorporation.com.

Advisors

Allen & Company LLC served as lead financial advisor to FOX. Morgan Stanley & Co. LLC also served as a financial advisor to FOX, and Morgan Stanley Senior Funding, Inc. led the debt financing for the transaction. Goldman Sachs & Co. LLC also served as a financial advisor to FOX. Weil, Gotshal & Manges LLP served as legal counsel to FOX.

Qatalyst Partners served as exclusive financial advisor to Roku, and Goodwin Procter LLP and Axinn LLP served as legal counsel to Roku.

Cautionary Notes on Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated synergies and other benefits of the completed transaction between FOX and Roku (the “Roku Transaction”). In this context, forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including, but not limited to, statements regarding the anticipated synergies and other expected benefits of the Roku Transaction, including future financial and operating results and strategic benefits, the tax consequences of the Roku Transaction, and the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, and any assumptions underlying any of the foregoing, are forward-looking statements.

These forward-looking statements are based on FOX’s and Roku’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from FOX’s and Roku’s current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) FOX’s ability to successfully integrate Roku’s business and realize anticipated synergies and other benefits of the Roku Transaction, or do so within the anticipated time frame, or at all; (2) FOX’s ability to manage and operate new lines of business that it did not engage in previously; (3) management’s ability to design and implement operational, managerial, financial and strategic initiatives that address integration and the increased scale and scope of the combined business with its associated increased costs and complexity; (4) the diversion of management’s attention and resources from ongoing business concerns and performance shortfalls, which may disrupt to some degree FOX’s ongoing business; (5) integrating the companies’ operations and corporate functions, technologies, networks and customer service platforms, and integrating and unifying the product offerings and services available to customers; (6) creating, implementing and executing a unified business strategy and operational, financial and managerial control with respect to the combined company; (7) maintaining employee morale and attracting, motivating and retaining management personnel and other key employees; (8) maintaining existing relationships and agreements with affiliates, advertisers, content partners, distributors, device partners, retailers, suppliers, vendors, customers, subscribers and other counterparties (collectively, the “counterparties”); addressing any counterparty’s non-performance of its obligations under such agreements; and avoiding delays in entering into new agreements with prospective other counterparties and attracting new business and operational relationships; (9) the possibility of faulty assumptions underlying expectations regarding the integration process; (10) addressing possible differences in business backgrounds, corporate cultures and management philosophies; (11) coordinating programming and marketing efforts; (12) coordinating geographically dispersed organizations; (13) integrating information, purchasing, provisioning, accounting, finance, sales, billing, payroll, reporting and regulatory compliance systems; (14) consolidating corporate and administrative infrastructures and eliminating duplicative operations and inconsistencies in standards, controls, procedures, and policies; (15) addressing the Company’s significant combined indebtedness and associated obligations and/or restrictions and risks related to the combined company’s ability to deleverage the business in accordance with management’s targets; (16) managing a significantly larger company than before the consummation of the Roku Transaction; (17) exposure to increased litigation from stockholders, counterparties or other third parties due to the combination of the FOX and Roku businesses following the Roku Transaction; and (18) other risk factors detailed from time to time in FOX’s and Roku’s reports filed with the Securities and Exchange Commission (the “SEC”), including FOX’s and Roku’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC, including documents that will be filed with the SEC in connection with the Roku Transaction. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. FOX does not undertake, and expressly disclaims, any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Contacts

FOX Investor Relations:

Gabrielle Brown | 212-852-7720 | gabrielle.brown@fox.com

Charlie Costanzo | 212-852-7908 | charlie.costanzo@fox.com

FOX Media Relations:

Brian Nick | 310-369-3545 | brian.nick@fox.com

Lauren Townsend | 310-369-2729 | lauren.townsend@fox.com

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